UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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Build-A-Bear Workshop, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Build-A-Bear Workshop, Inc.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

April 7, 2005

Dear Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of Build-A-Bear Workshop, Inc. to be held at The Magic House, St. Louis Children’s Museum, 516 S. Kirkwood Road, St. Louis, MO 63122 on Thursday, May 12, 2005, at 10:00 a.m. Central Time.

        At the meeting you will be asked to elect three Directors, to approve the Company’s Annual Incentive Plan, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s current fiscal year, and to transact such other business as may properly come before the meeting.

        The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may vote over the Internet, as well as by telephone or by mailing the proxy card. Please review the instructions with the proxy card regarding each of these voting options.

        Thank you for your continued support of, and interest in, Build-A-Bear Workshop, Inc.

Sincerely,

Maxine Clark Chairman and Chief Executive Bear

BUILD-A-BEAR WORKSHOP, INC.
1954 Innerbelt Business Center Drive
St. Louis Missouri 63114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 12, 2005

        The 2005 Annual Meeting of Stockholders of BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation (the “Company” or “Build-A-Bear Workshop”), will be held at The Magic House, St. Louis Children’s Museum, 516 S. Kirkwood Road, St. Louis, MO 63122 on Thursday, May 12, 2005, at 10:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect three Directors;

2.	to approve the Company’s Annual Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code;

3.	to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's current fiscal year; and

4.	to transact such other business as may properly come before the meeting or any adjournments thereof.

        Only stockholders of record at the close of business on March 28, 2005, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Tina Klocke Chief Financial Bear, Treasurer and Secretary

        Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

BUILD-A-BEAR WORKSHOP, INC.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), to be voted at the 2005 Annual Meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at The Magic House, St. Louis Children’s Museum, 516 S. Kirkwood Road, St. Louis, MO 63122, on Thursday, May 12, 2005, at 10:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 7, 2005.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

        Because you were a stockholder of the Company as of March 28, 2005 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

        This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 7, 2005.

What Am I Voting On?

        You are voting on three items:

        1.   Election of Directors (see page 7);

        2.   Approval of the Company’s Annual Incentive Plan (see page 27); and

        3.   Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2005 (see page 29).

How Do I Vote?

        Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

  by toll-free telephone at 1-866-540-5760;
  by Internet at http://www.proxyvoting.com/bbw;
  by completing and returning your proxy card in the postage-paid envelope provided; and
  by written ballot at the meeting.

        Street Name Holders: Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

        Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What Are the Voting Recommendations of the Board of Directors?

        The Board recommends the following votes:

1.	FOR each of the nominees as Directors

2.	FOR approval of the Company’s Annual Incentive Plan

3.	FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2005

        Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

        We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Maxine Clark and Tina Klocke to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

        Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

        You will have one vote for every share of Build-A-Bear Workshop common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

        19,610,312, consisting of one vote for each share of Build-A-Bear Workshop common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

        The holders of a majority of the aggregate voting power of the Build-A-Bear Workshop’ common stock outstanding on the Record Date, or 9,805,157 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

        If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

        We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

        In the election of Directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

        For the proposal to approve the Company’s Annual Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code, the affirmative vote of a majority of the shares entitled to vote, which are present in person or by proxy is required. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

        For the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

        If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to votes on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I Change My Vote?

        Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access Build-A-Bear Workshop’s Proxy Materials and Annual Report Electronically?

        This proxy statement and the 2004 annual report are available in the Investor Relations section of the Company’s website, which can be accessed from our Investor Relations website at http://ir.buildabear.com by selecting the “Financial Reports” section. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail by registering at http://www.melloninvestor.com/isd. By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

Who Can Attend the Annual Meeting?

        Any Build-A-Bear Workshop stockholder as of March 28, 2005 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

        If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) FOR the nominees for Director named in this proxy statement; (ii) FOR approval of the Company’s Annual Incentive Plan; (iii) FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for fiscal 2005; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

        Proof of ownership of Build-A-Bear Workshop stock, as well as a valid form of personal identification (with picture), must be presented in order to attend the annual meeting.

VOTING SECURITIES

        On the Record Date there were 19,610,312 outstanding shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of the Company’s Common Stock as of March 28, 2005 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each current or former executive officer of the Company named in the Summary Compensation Table on page 19 (the “Named Officers”), and (iv) all current executive officers and Directors of the Company as a group. The table includes shares that may be acquired on March 28, 2005 or within 60 days of March 28, 2005 upon the exercise of stock options by employees or outside Directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

Name of Beneficial Owner	Amount and Nature of Shares of Common Stock Beneficially Owned	Percentage of Class Outstanding Common Stock

Maxine Clark and affiliates (1)	4,512,986	22.5
CP4 Principals, L.L.C. and affiliates (2)	1,435,171	7.3
Walnut Capital and affiliates (3)	1,739,352	8.9
Barney Ebsworth (4)	1,842,691	9.4
KCEP Ventures II, L.P. (5)	586,985	3.0
Frank Vest, Jr. (6)	1,435,171	7.3
James M. Gould (7)	1,739,352	8.9
William Reisler (8)	586,985	3.0
Louis Mucci (9)	330	*
Mary Lou Fiala (10)	278	*
John Burtelow (11)	61,000	*
Barry Erdos (12)	115,000	*
Tina Klocke (13)	212,341	1.1
Teresa Kroll (14)	63,250	*
Scott Seay (15)	68,750	*
All Directors and executive officers as a group (12 persons) (16)	10,638,134	51.9

*	Less than 1.0%.

(1)	Represents:
  100 shares purchased in conjunction with the Company's initial public offering;
  292,315 restricted shares and options to purchase 422,283 shares of our common stock held by Maxine Clark;
  2,940,364 shares held by Smart Stuff, Inc.;
  384,840 shares held by Clark/ Fox, L.L.C.;
  395,792 shares held by Clark/ Fox II, L.L.C.; and
  77,292 shares held by Clark/ Fox III, L.L.C.
(2)	Represents:
  638,410 shares held by Catterton Partners IV, L.P.;
  223,820 shares held by Catterton Partners IV-A, L.P.;

  15,604 shares held by Catterton Partners IV-B, L.P.;
  19,142 shares held by Catterton Partners IV Special Purpose, L.P.; and
  538,195 shares held by Catterton Partners IV Offshore, L.P.

        Catterton Managing Partner IV, L.L.C. is the general partner of Catterton Partners IV, L.P., Catterton Partners IV-A, L.P. and Catterton Partners IV-B, L.P. and the managing general partner of Catterton Partners IV Special Purpose, L.P. and Catterton Partners IV Offshore, L.P. CP4 Principals, L.L.C. is the Managing Member of Catterton Managing Partner IV, L.L.C. The address for Catterton Partners is 7 Greenwich Office Park, 599 West Putnam Avenue, Suite 200, Greenwich, Connecticut 06830. CP4 Principals is managed by a managing board. The members of the managing board are J Michael Chu, Craig H. Sakin and Frank M. Vest, Jr. These individuals disclaim beneficial ownership of the shares held by the Catterton funds.

(3)	Represents:
  1,332,519 shares held by Walnut Capital Partners, L.P.; and
  406,833 shares held by Walnut Investment Partners, L.P.

        Mr. Gould exercises voting and/or investment powers for the shares held by Walnut Capital Partners, L.P. as a manager of Walnut Capital Management Group, LLC, the general partner of Walnut Capital Partners, L.P. Mr. Gould exercises voting and/or investment powers for the shares held by Walnut Investment Partners, L.P. as a manager of Walnut Investments Holding Company, LLC, the general partner of Walnut Investment Partners, L.P. Although Mr. Gould may be deemed to be the beneficial owner, Mr. Gould disclaims beneficial ownership of the shares owned by the above entities except to the extent of his pecuniary interest therein. The address for Walnut is 312 Walnut Street, Suite 1151, Cincinnati, Ohio 45202.

(4)	Represents 1,842,691 shares held by The Barney A. Ebsworth Living Trust dated July 23, 1986. Mr. Ebsworth exercises voting and/or investment powers for the shares held by The Barney A. Ebsworth Living Trust dated July 23, 1986 as trustee of the Trust.

(5)	William Reisler, David Schulte and Terry Matlack share voting and investment power over the shares beneficially owned by KCEP Ventures II, L.P.

(6)	Mr. Vest may be deemed to beneficially own the shares beneficially owned by CP4 Principals, L.L.C. through his membership in the managing board of CP4 Principals, L.L.C. Mr. Vest disclaims beneficial ownership of these shares.

(7)	Mr. Gould exercises voting and/or investment powers for the shares held by Walnut Capital Partners, L.P. as a manager of Walnut Capital Management Group, LLC, the general partner of Walnut Capital Partners, L.P. Mr. Gould exercises voting and/or investment powers for the shares held by Walnut Investment Partners, L.P. as a manager of Walnut Investments Holding Company, LLC, the general partner of Walnut Investment Partners, L.P. Although Mr. Gould may be deemed to be the beneficial owner, Mr. Gould disclaims beneficial ownership of the shares owned by the above entities except to the extent of his pecuniary interest therein. The address for Mr. Gould is 312 Walnut Street, Suite 1151, Cincinnati, Ohio 45202.

(8)	Mr. Reisler exercises voting and/or investment powers for the shares held by KCEP Ventures II, L.P. as Managing Director of KCEP II, L.C., the general partner of KCEP Ventures II, L.P. Although Mr. Reisler may be deemed to be the beneficial owner, Mr. Reisler disclaims beneficial ownership of the shares owned by KCEP Ventures II L.P. except to the extent of his pecuniary interest therein. The address for KCEP Ventures II L.P. is 233 West 47th Street, Kansas City, MO 64112.

(9)	Represents 330 shares of restricted stock.

(10)	Represents 278 shares of restricted stock.

(11)	Includes 1,000 restricted shares and options to purchase 60,000 shares of our common stock.

(12)	Includes 15,000 restricted shares and options to purchase 100,000 shares of our common stock.

(13)	Includes 100 shares of the Company’s common stock purchased in conjunction with the initial public offering and 23,741 restricted shares and options to purchase 188,000 shares of our common stock. Also includes 300 shares owned by Ms. Klocke’s spouse and 200 shares held in trust for the benefit of Ms. Klocke’s children. Does not include an indirect interest in 8,651 shares of our common stock held by Ms. Klocke through her investment in Clark/ Fox II, L.L.C.

(14)	Includes 3,250 restricted shares and options to purchase 60,000 shares of our common stock. Does not include an indirect interest in 6,743 shares of our common stock held by Ms. Kroll through her investment in Clark/ Fox, L.L.C.

(15)	Includes 3,750 restricted shares and options to purchase 65,000 shares of our common stock.

(16)	These 12 individuals include all Directors and executive officers detailed in the “Management” section below. Includes 339,664 restricted shares and options to purchase 895,283 shares of our common stock. See note 1, 4 and notes 6 through 15 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”), and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its Directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2004 provided, however that Tina Klocke filed one Form 5 reporting late three transactions that were reportable on Form 4; and Louis Mucci filed late his Form 3 required upon election to the Board of Directors and a Form 4 reporting late one transaction.

PROPOSAL I. ELECTION OF DIRECTORS

        The Company’s Board of Directors presently has seven (7) members, divided into three (3) Classes as nearly equal in number as possible. The Classes have staggered three-year terms. As a result, only one class of Directors is elected at each annual meeting of our stockholders. Maxine Clark, Louis Mucci and Mary Lou Fiala have been designated as Class I Directors, and their terms will expire at the 2005 annual meeting of stockholders. William Reisler and Barney Ebsworth are Class II Directors, and their terms will expire at the 2006 annual meeting. Frank Vest and James M. Gould are Class III Directors, and their terms will expire at the 2007 annual meeting.

        Currently, all our Directors hold office until the annual meeting of stockholders at which their term expires or until their successors are duly elected and qualified.

        The Nominating and Corporate Governance Committee of the Board of Directors has nominated the Class I Directors, Maxine Clark, Louis Mucci and Mary Lou Fiala, to be re-elected to serve until the 2008 annual meeting of Stockholders or until their successors are duly elected and qualified.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

        Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Unless otherwise specified, all proxies will be voted in favor of the three nominees listed herein for election as Directors of the Company.

        The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

        The following information is furnished as of March 28, 2005, for each of the nominees for the Board of Directors:

DIRECTORS

        Set forth below are the names, ages, positions and brief accounts of the business experience for each of our Directors as of March 28, 2005. All of our Directors except for Louis Mucci and Mary Lou Fiala were elected pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. The Board elected Louis Mucci to the Board at a regular meeting on November 17, 2004. The Board elected Mary Lou Fiala to the Board at a regular meeting on January 26, 2005.

Directors
Name, Position and Principal Occupation

Maxine Clark, 56, has been our Chief Executive Bear since our inception in 1997, our President from our inception in 1997 to April 2004 and has served as Chairman of our Board of Directors since our conversion to a corporation in April 2000. From November 1992 until January 1996, Ms. Clark was the President of Payless ShoeSource, Inc. Prior to joining Payless, Ms. Clark spent over 19 years in various divisions of The May Department Stores Company in areas including merchandise development, merchandise planning, merchandise research, marketing and product development. Ms. Clark is a member of the Board of Directors of The J.C. Penney Company, Inc. She also serves on the Board of Trustees of the International Council of Shopping Centers and Washington University in St. Louis and on the Board of Directors of Barnes Jewish Hospital. Ms. Clark is also a member of the Committee of 200, an organization for women entrepreneurs around the world.

Barney Ebsworth, 70, has served on our Board of Directors since our conversion to a corporation in April 2000 and served on an advisory board to our predecessor entity prior to that time. Mr. Ebsworth is the founder, Chairman, President and CEO of Windsor, Inc., formed in 1979 for the purpose of providing financing for venture capital, real estate and other investments. Mr. Ebsworth was the founder, Chairman, President and CEO of INTRAV, a general agency formed in 1959 for the purpose of selling travel to individuals and businesses, until the company was sold in 1999. Mr. Ebsworth also founded Royal Cruise Line and Clipper Cruise Line in 1972 and 1981, respectively. He was the Chairman, President and CEO of those companies from inception to the time they were sold in 1986 and 1997, respectively. Mr. Ebsworth is also a Trustee of the St. Louis Art Museum and the Seattle Art Museum, a Commissioner of The American Art Museum and Smithsonian Institute and a member of the Trustees Council and Co-Chairman of Collectors Committee of the National Gallery of Art, Washington D.C.

James M. Gould, 56, has served on our Board of Directors since our conversion to a corporation in April 2000, and served on an advisory board to our predecessor entity prior to that time. Mr. Gould is a Managing General Partner of The Walnut Group, a group of affiliated venture capital funds, and has held that position since 1994. He is also the Managing Member of Gould Venture Group V, LLC, a diversified financial concern, and is the Owner of Management One Ltd, a firm he founded that represents professional athletes. Mr. Gould has served on numerous boards including Prevent Child Abuse America, Camp BrightLight in partnership with the YMCA and the Cincinnati Ballet Company. He resides in Cincinnati, Ohio with his two sons named Dylan and Lucas.

William Reisler, 48, has served on our Board of Directors since our conversion to a corporation in April 2000, and served on an advisory board to our predecessor entity prior to that time. Mr. Reisler is a Co-Founder and has been a Managing Partner of Kansas City Equity Partners, a private equity firm, since 1993. His investment focus is primarily in consumer and retail sectors. His corporate experience includes development of new products for Hallmark Cards, Inc. He is a former Chairman of the National Association of Small Business Investment Companies, a venture capital trade association. He is currently a member of the Board of Directors of Three Dog Bakery, Inc.

Frank Vest, Jr., 58, has served on our Board of Directors since our conversion to a corporation in April 2000. Mr. Vest has been a Partner of Catterton Partners (a series of private equity and investment funds focused on consumer products and retail companies) since 1990. Mr. Vest is also currently a member of the Board of Directors of First Watch Restaurants, Inc. and Tabi International, Inc. (Canada).

Mary Lou Fiala, 53, joined the Company’s Board of Directors on January 26, 2005. Since 1998, Ms. Fiala has served as President and Chief Operating Officer of Regency Centers Corporation, a real estate investment trust specializing in the ownership and operation of grocery anchored shopping centers. In her role as President and Chief Operating Officer, Ms. Fiala is responsible for the operational management of Regency’s retail centers nationwide. Prior to working with Regency, Ms. Fiala served as Managing Director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm’s retail-related initiatives. Previously, she also served as Senior Vice President and Director of Stores for Macy’s East/Federated Department Stores, where she was responsible for 19 Macy’s stores in five states, generating more than $1 billion in sales volume. Before her tenure at Macy’s, Ms. Fiala was Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated’s Burdine’s Division. Ms. Fiala earned a bachelor’s degree in science from Miami University. Ms. Fiala is a past Board member of Pacific Retail Trust and City Center Retail. She is a current member of the Board of Trustees for the International Council of Shopping Centers, the University of North Florida Foundation Board, a National Trustee of Boys & Girls Clubs of America, and Regency Centers Corporation board of directors.

Louis Mucci, 63, has been a member of the Company’s Board of Directors since November 17, 2004. Mr. Mucci currently holds the position of Chief Financial Officer at BJ’s Restaurants, Inc., a public company, and serves on that company’s Board of Directors. He retired from PricewaterhouseCoopers LLP in June 2001 after 25 years as a partner with the firm. Mr. Mucci’s most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. In this role he served on the firm’s National Retail Executive Committee. Louis Mucci holds a BS degree from California State University, Los Angeles, where he received the Distinguished Alumni Award from the Accounting Department and the School of Business Economics. Mr. Mucci is a member of the American Institute of Certified Public Accountants, the California State Society of Certified Public Accountants and the Retail Executive Forum.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

        There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board of Directors has determined that, in its judgment as of the date of this Proxy Statement, each of the non-management Board members (including all members of the Audit, Nominating and Corporate Governance, and Compensation Committees) are independent directors, as defined by our Corporate Governance Guidelines (attached as Exhibit A) and the listing standards of The New York Stock Exchange. In addition, the Board also determined that each member of the Audit Committee is independent under the heightened Audit Committee independence requirements included in the listing standards of the New York Stock Exchange Listed Company Manual. Moreover, each member of the Audit Committee is financially literate, and at least one such member has accounting or related financial management expertise. Finally, the Board determined that Louis Mucci qualifies as an “audit committee financial expert” pursuant to Item 401(h)(1)(i) of Regulation S-K.

        The Board of Directors has adopted Charters for all of its Committees. The Board has also adopted Corporate Governance Guidelines and a Business Conduct Policy (collectively, “Guidelines”). Copies of the Guidelines and Charters can be found in the Corporate Governance section on the Company’s Investor Relations website at http://ir.buildabear.com (information on our website does not constitute part of this proxy statement).

        Pursuant to the Corporate Governance Guidelines, the non-management Directors meet at least once each year in executive session. The presiding Director of these sessions changes for each meeting following an alphabetical rotation, unless the Board determines otherwise. Stockholders can contact the presiding Director in writing c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

        The Board of Directors met seven (7) times in 2004. Each Director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2004. While the Company does not have a formal policy requiring members of the Board to attend the annual meeting of Stockholders, the Company encourages all Directors to attend. The following table lists the members, primary functions and number of meetings held for each of the Committees:

Members	Principal Functions	Meetings in 2004

Audit Committee Louis Mucci (Chair) William Reisler Frank Vest, Jr.
•   Reviews the independence, qualifications and quality control procedures of our independent auditors, and is responsible for recommending the initial or continued retention of, or a change in, our independent auditors.

•   Reviews and discusses with our management and independent auditors our financial statements, our annual and quarterly reports and the auditor's attestation of management's evaluation of our internal controls, as well as the quality and effectiveness of our internal control procedures, critical accounting policies and significant regulatory or accounting initiatives and prepares the audit committee report required to be included in our annual proxy statement.

	• Discusses with management earnings press releases and our major financial risk exposures.	4

• Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters, approves the audit plan and staffing of the internal audit department, reports regularly to the board regarding its activities and performs an annual self-evaluation of committee performance.

Members	Principal Functions	Meetings in 2004

Compensation Committee William Reisler (Chair) Mary Lou Fiala James M. Gould Frank Vest, Jr.
•   Makes recommendations to the Board of Directors regarding compensation arrangements for our executive officers, including goals and annual bonus compensation, and consults with our management regarding compensation policies and practices.

•   Reviews and approves the Company's stated compensation strategy.

•   Reviews annually the performance of the Company's Chief Executive Officer.

•   Reviews and approves compensation, and sets performance criteria for compensation programs, for all senior executives of the Company.

•   Reviews and makes recommendations to the Nominating and Corporate Governance Committee regarding compensation of Directors.

•   Approves and oversees the administration of the Company's employee benefit plans and incentive compensation programs.

•   Makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans.

•   Oversees management succession, prepares the committee's report to be included in our proxy statement, reports regularly to the Board regarding its activities.

	• Reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of committee performance.	3

Members	Principal Functions	Meetings in 2004

Nominating and Corporate Governance Committee James M. Gould (Chair) Louis Mucci William Reisler Frank Vest, Jr.
•   Establishes criteria for membership of the Company's Board of Directors and its committees.

•   Selects and nominates candidates for election or re-election as Directors at the Company's annual meeting.

•   Considers stockholder recommendations for and nominations of candidates for election as Directors.

•   Recommends candidates to fill any vacancies on the Board of Directors.

•   Develops criteria for the selection of Directors, reviews suggested nominees received from stockholders and other parties

•   Reviews and makes recommendations to the Board regarding the Company's Corporate Governance Guidelines and ethics codes, and the nature and duties of the committees of the Board.

•   Approves and makes adjustments to the Company's policies regarding compensation of Directors.

	• Oversees the annual Board and committee self-evaluation process, reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of committee performance.	2

Selection of Nominees for the Board of Directors

        The Nominating and Corporate Governance Committee (the “Committee”) is responsible for identifying and recommending to the Board candidates to serve as members of the Board. The Committee has not adopted specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Committee will consider candidates submitted by a variety of sources including, without limitation, incumbent directors, stockholders, Company management and third party search firms. Members of the Committee discuss and evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors in detail, and suggest individuals qualified to serve on the Board of Directors to explore in more depth. Once one or more candidates is identified whom the Committee wants to seriously consider and move toward nomination, the Chairman of the Committee, or his designee, enters into a discussion with that nominee to evaluate their potential interest in serving on the Board of Directors and sets up interviews with the full Committee.

        Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

  Stockholder's name, number of shares owned, length of period held, and proof of ownership;
  Name, age and address of candidate;
  A detailed resume describing, among other things, the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
  A supporting statement which describes the candidate's reasons for seeking election to the Board, and documents his/her ability to serve on the Board;

  Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of Directors;
  A description of any arrangements or understandings between the stockholder and the candidate;
  Any other information that would be useful to the Committee in considering the candidate; and
  A signed statement from the candidate, confirming his/her willingness to serve on the Board.

        The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions. The same criteria apply with respect to the Committee’s evaluation of all candidates for membership to the Board. However, separate procedures will apply, as provided in the Bylaws, if a stockholder wishes to submit at an annual meeting a director candidate who is not approved by the Committee or Board.

Stockholder Communications with the Board

        Our Board of Directors has adopted a policy to provide a process for holders of our securities to send written communications to our Board. Any stockholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

  Stockholder's name, number and type of securities owned, length of period held, and proof of ownership;
  Name, age, business and residential address of stockholder; and
  Any individual Director or committee to which the stockholder would like to have the written statement and other information sent.

        The Corporate Secretary, or his or her designee, will collect and organize all of such stockholder communications as he or she deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any Committee Chair or individual Director. The Corporate Secretary may refuse to forward material which he or she determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of Build-A-Bear Workshop, Inc. (the “Committee”) is composed of three Directors who, in the judgment of the Board of Directors, meet the independence requirements of our Charters and Guidelines and The New York Stock Exchange Listed Company Manual. Since October 2004 the Committee has operated under a Charter adopted by the Board of Directors. The Charter is attached to this proxy statement as Exhibit C. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Committee submits the following report pursuant to the Securities and Exchange Commission rules:

  The Committee has reviewed and discussed with management and with KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, the audited and consolidated financial statements of the Company for the year ended January 1, 2005 (the "Financial Statements").
  KPMG has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.
  The Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed KPMG's independence with them.
  Based upon the aforementioned review, discussions and representations of KPMG, and the unqualified audit opinion presented by KPMG on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K, and that KPMG be selected as the independent registered public accounting firm for the Company for fiscal 2005.
Respectfully submitted,

Louis Mucci, Chairman William Reisler Frank Vest, Jr.

DIRECTORS’ COMPENSATION

        We pay our non-management Directors a $25,000 annual retainer for Board membership and a $1,000 stipend for each regular Board or committee meeting they attend. An additional annual retainer of $7,500 is paid to the Chairman of our Audit Committee and an annual retainer of $2,500 is paid to the Chairman of each other committee of our Board. Subject to approval of our Compensation Committee, each of our non-management Directors is granted restricted shares of our common stock with a fair market value equal to $10,000 upon initial election to the Board and is entitled to receive an annual grant of restricted stock with a fair market value equal to $25,000 upon completion of each year of service. Both the initial and annual stock grants are pursuant to our 2004 Stock Incentive Plan and the shares vest 12 months after the date of grant. There are no family relationships among our Directors and officers. We reimburse our Directors for reasonable travel expenses related to Board matters.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee (the “Committee”) is responsible for the establishment and review of the compensation policies and programs for the Company’s executive officers. It also approves, reviews and monitors the Company’s performance as it affects its employees and the overall compensation policies for its employees.

        Under the terms of its charter, the Committee is required to consist of three or more members of the Board of Directors who, in the opinion of the Board, meet the independence requirements of the NYSE, are “non-employee directors” pursuant to Rule 16b-3 under the Security Exchange Act of 1934, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee is comprised of four such individuals.

        In the spring of 2005, the Committee engaged in a review of the Company’s executive compensation philosophy, with the goal of ensuring the appropriate mix of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Committee sought the advice and input of both an outside compensation consultant and Company management. Through this review, the Committee also identified the key strategic compensation design priorities for the Company: alignment with stockholder interests, employee retention, cost management, the “inclusive” nature of the Company’s treatment of employees and continued focus on corporate governance. The Committee also considered whether any changes should be made to the Company’s cash compensation and stock incentive programs in support of these strategic priorities.

        The Company has a strategy of compensating to the median of its peer group. The Company strongly believes it attracts and retains its executives and employees as a result of its culture, environment and opportunities for long-term growth. The Chief Executive Bear’s compensation structure sets the tone of the compensation structure of the Company — a below market level of base pay with the opportunity to achieve greater levels of compensation highly correlated to the Company’s current and long-term performance.

        The Company’s strong employee focus caused the Committee to decide to continue the use of cash bonus plans for most employees and stock options for long-term incentive and retention for a broad group of employees down to the store manager level. The Committee also determined that the use of performance-based restricted stock grants to senior executives of the Company would enhance the long-term incentives of these individuals. This compensation review confirmed that our compensation program elements, individually and in the aggregate, strongly support and reflect the compensation philosophy and strategic design priorities, both on a cash and long-term incentive basis.

Compensation Principles

        The Company’s compensation program for executives consists of three key elements:

  A base salary;
  A performance-based annual cash bonus; and
  A long-term incentive program consisting of stock option grants and, with respect to the senior executives, performance-based restricted stock grants.

        The fundamental objective of the Company’s executive compensation program is to attract, retain and motivate executives to enhance long-term profitability and stockholder value. The Company’s executive compensation program meets this objective by:

  providing for a level of base compensation that is competitive with other similarly-sized, publicly traded companies, with particular emphasis on those in specialty retail;
  providing total compensation opportunities which are comparable to the opportunities provided by a group of peer companies of similar size and diversity to the Company in analogous or related businesses, as well as general industry indices;

  linking the compensation of the Company executives to the operating and financial performance of the Company by making significant elements of each executive's compensation relative to the Company's overall performance; and
  emphasizing variable pay and long-term incentives to executives at more senior levels.

        If the Company’s financial performance does not meet planned levels, management’s compensation will, in general, lag when compared to the median of peer group companies. Conversely, if the Company’s performance exceeds planned levels, total compensation will exceed the peer group median. In establishing the compensation levels and structures for the Company, the Committee noted the outstanding growth in revenues, net income and non-store revenues achieved by the Company in fiscal 2004 while at the same time successfully completing an initial public offering.

Base Salary

        The Company targets executives’ annual salaries to be competitive with comparable companies in the retail industry with whom the Company competes for management. A survey of competitors’ compensation indicates these practices have, in general, placed the Company’s base pay levels at the median of its peer group, consistent with the above stated pay objective. However, the survey did confirm that the Chief Executive Bear’s base salary is significantly below the peer group. While salaries are expected to be adequate, they are not intended to be the primary incentive for exceptional performance. The annual bonus plan and long-term incentives are designed to align the financial interests of management with the interests of stockholders. The Committee reviews executive salaries annually. For fiscal year 2005, the Committee approved an increase in the base salaries of the Named Officers by an average of 5.3%.

Annual Incentives

        The annual incentive program is designed to link the interests of management, broadly defined, with those of stockholders through cash awards based on planned levels of sales, comparable store sales increases and earnings. With respect to certain executives, such awards are based on net retail sales, earnings (before and after taxes), earnings per share, comparable store sales, advertising related objectives, return on equity and asset management. A recent survey of competitors’ compensation indicates bonus targets for the executive officers were comparable to its peer group, provided however, the bonus opportunity for the Chief Executive Bear was below the peer group at lower levels of performance. The target bonus awards for the executive officers, chiefs and individuals in the Bearquarters are expressed as a percentage of base salary. The bonuses for store managers are flat amounts and are awarded monthly for individual store performance. Consistent with the executive compensation principles established by the Committee, when the Company’s performance exceeds planned levels, total compensation will exceed the peer group median. Awards paid to executive officers pursuant to the annual incentive plan are included in the amounts stated in the Summary Compensation Table on page 19.

Long-Term Stock Incentives

        The Committee also administers a long-term incentive program that includes stock options and restricted stock. The objective of the long-term incentive program is to provide a longer-term incentive for executives and managers, and to align their interests directly with those of the stockholders. The Company’s long-term incentives are also part of the survey mentioned above. The target data provided by the survey and the performance of the executives are used to establish the awards. In establishing the size of the option and restricted stock pool, the Committee considered the amount of stock and options outstanding and the potentially dilutive effect on stockholders, in addition to the overall compensation policies of the Company.

        The Committee believes the Company’s stock option programs are broad-based in relation to others in the retail industry, and in March 2004, approximately 25% of our full-time employees received stock option grants. The percentage of stock option grants and restricted stock to the top executive officers is higher for 2004 and 2005 than for the preceding periods as a result of stock option grants to the Chief Operating Officer Bear who joined the Company in 2004, and as a result of the desire to minimize the increases in cash compensation for the

Chief Executive Bear and Chief Operating Officer Bear of the Company while keeping their total compensation package competitive.

        In 2004, the Company granted stock options for an aggregate of 27,000 shares to 16 senior managers other than the top 6 most highly compensated employees. The Company granted stock options to purchase 221,234 shares to the top six executive officers, including 100,000 shares granted to the Chief Operating Officer Bear pursuant to his employment agreement upon the commencement of his employment with the Company. There were no restricted stock awards in 2004. In 2005, the Company granted stock options to purchase 35,000 shares to the Chief Executive Bear, 35,500 shares to the next four highly compensated executive officers, 18,000 shares to nine senior managers and 95,756 shares to other employees. In addition, in 2005 the Company awarded 17,500 shares of restricted stock to the Chief Executive Bear, 25,250 shares of restricted stock to the next four highly compensated executive officers, and 9,000 shares of restricted stock to nine senior managers. These restricted stock awards are dependent upon the Company meeting its net income objectives in fiscal 2005 as established by the Board as part of the Company’s cash incentive plan and have a four year vesting schedule.

        The Committee believes the use of stock options and performance based restricted stock awards will play a vital role in strongly linking management interests directly to improving the Company’s long term success and increasing stockholder value. It is the Committee’s intention to employ stock options and performance based restricted stock awards as an incentive to enhance stockholder value.

        The Company’s employees can also acquire Company stock through a tax-qualified employee stock purchase plan which is generally available to all employees, other than the Chief Executive Bear. This plan allows participants to buy Company stock at 85% of market price with up to 15% of their salary and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of Company stock increases over time.

CEO Compensation

    Ms.        Clark’s compensation is determined in accordance with the executive compensation principles established by the Committee. The Committee considers overall performance, individual performance, competitive compensation and targeted pay levels when determining Ms. Clark’s compensation. The Committee notes that since Ms. Clark is the founder and largest individual stockholder of the Company, her interests are very much aligned with the other stockholders. However, the Committee also looks at the relative fairness of the compensation of Ms. Clark in relation to the other executives of the Company. Ms. Clark has a low base pay of $375,000 for 2005 (the same level as 2004). Her current cash compensation is based in large part on the Company meeting its sales, comparable store growth and net income targets. If the Company achieves targeted financial performance, Ms. Clark would receive a cash incentive bonus of 125% of her base pay, which would make her the Company’s highest paid employee. If the Company meets its most aggressive targets, Ms. Clark would receive a cash bonus of $1,055,000. Accordingly, the Committee believes Ms. Clark’s interests, short-term and long-term, are aligned with the interests of the stockholders. In addition to her current cash compensation, the Company awarded Ms. Clark 35,000 options and 17,500 shares of restricted stock pursuant to the long-term incentive plans described above. In fiscal 2005, the Committee agreed to reimburse Ms. Clark the amount equal to the cost of a first class airline ticket in those instances where Ms. Clark charters a plane for her business travel. In evaluating Ms. Clark’s compensation, the Committee noted that Ms. Clark led the Company to outstanding growth in revenues, net income and non-store revenues in fiscal 2004, while at the same time successfully guiding the Company through an initial public offering. As previously noted, the majority of Ms. Clark’s compensation is performance-based and accordingly, the majority of Ms. Clark’s compensation in 2004 was a result of the Company exceeding its most aggressive profit and revenue goals.

Personal Benefits

        The Company seeks to maintain an open and inclusive culture in its facilities and operations. Officers are not entitled to operate under different standards than other Company employees. The Company does not provide officers with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to officers, such as permanent lodging or defraying the cost of personal entertainment or family travel. With the exception of the availability of disability insurance, the Company’s health care and other insurance programs are the same for all eligible employees, including officers. The Company expects its officers to be role models under our Business Conduct Policy, which is applicable to all employees, and officers are not entitled to operate under lesser standards.

Policy on Deductibility of Compensation

        The policy of the Committee is to establish and maintain a compensation program that maximizes long-term stockholder value. The Committee believes executive compensation programs should serve to achieve that objective, while also minimizing any effect of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides for an annual $1 million limitation on the deduction an employer may claim for compensation of executive officers unless it is performance-based. The stock options and restricted stock grants issued to senior executives and managers qualify as performance-based compensation as defined in Section 162(m) because the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan, approved by stockholders, is designed to comply with the provisions of Section 162(m) to ensure tax deductibility. The cash incentive plans of the Company are performance based and if approved by the stockholders, payments under such incentive plan will not be included in calculating the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has adopted a policy that all compensation will not necessarily be deductible for income tax purposes.

COMPENSATION COMMITTEE

William Reisler, Chairman James M. Gould Mary Lou Fiala Frank Vest, Jr.

        The Report of the Audit Committee, the Report of the Compensation Committee on Executive Compensation and the performance graph below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised of William Reisler (Chair), Frank Vest, Jr., James M. Gould and Mary Lou Fiala, none of whom are employees or current or former officers of the Company, nor had any relationship with the Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended January 1, 2005, January 3, 2004, and December 28, 2002, by the Named Officers:

Long Term Compensation

	Annual Compensation				Awards		Payouts

Name and Principal Position(s)	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARS	Long Term Incentive Payouts	All Other Compensation (1)

Maxine Clark	2004	351,346	878,365	0 (2)	0	36,234	0	4,587
Chief Executive Bear	2003	309,222	0	0	0	36,234	0	4,224
	2002	287,694	124,737	0	0	0	0	4,295
Barry Erdos	2004	336,538	504,807	0	0	100,000	0	183,695(3)
President and Chief Operating Officer Bear
Robert Scott Seay	2004	291,462	291,462	0	0	20,000	0	2,742
Chief Workshop Bear	2003	295,974	0	0	0	20,000	0	1,762
	2002	169,911	38,886	0	0	0	0	124,175(4)
Teresa Kroll	2004	204,258	204,258	0	0	20,000	0	4,063
Chief Marketing Bear	2003	204,273	0	0	0	20,000	0	3,639
	2002	189,990	57,646	0	0	0	0	3,567
John Burtelow	2004	191,539	191,539	0	0	20,000	0	3,818
Chief Banker Bear	2003	193,242	0	0	0	20,000	0	3,577
	2002	179,686	54,518	0	0	0	0	3,872
Tina Klocke	2004	188,077	188,077	0 (5)	0	25,000	0	3,702
Chief Financial Bear	2003	182,307	0	0	0	25,000	0	3,505
Treasurer and Secretary	2002	154,232	47,023	0	0	0	0	3,404

(1)	“All Other Compensation” includes the Company’s contribution to 401(k) plans and payment by the Company of long term disability insurance premiums. For fiscal year 2004, Company contributions to our 401(k) plan were as follows: Maxine Clark — $3,075; John Burtelow — $2,873; Tina Klocke — $2,821; Teresa Kroll — $3,064; and Robert Scott Seay — $1,230. For fiscal year 2004, Company-paid premiums paid for long-term disability insurance were as follows: Maxine Clark — $1,512; Barry Erdos — $902; John Burtelow — $945; Tina Klocke — $881; Teresa Kroll — $999; and Robert Scott Seay — $1,512.

(2)	Does not include any income from Ms. Clark’s loan described on page 25, (see “Certain Relationships and Related Party Transactions”). The loan bears interest at 6.60% per annum, and we believe this loan was not and is not below the market rate.

(3)	Includes $182,793 for relocation allocation and relocation expense reimbursement.

(4)	Includes $123,193 for relocation expense reimbursement.

(5)	Does not include any income from Ms. Klocke’s loan described on page 25, (see “Certain Relationships and Related Party Transactions”). The loan bears interest at 4.82% per annum, and we believe this loan was not and is not below the market rate.

Option/SAR Grants in the Last Fiscal Year(1)

        The following table sets forth certain information with respect to stock options granted to each of our Named Officers during the fiscal year ended January 1, 2005.

		Individual Grants (2)
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in Fiscal 2004	Exercise Price or Base Price	Market Value Of Underlying Security on Grant Date	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (#)	(%)	($/Sh)	($/Sh)	Date	0%	5%	10%

Maxine Clark	36,234	11.9%	$ 8.78	$15.00	3/16/2014	$225,375	$ 567,186	$1,091,590
Barry Erdos	100,000	32.9	8.78	15.00	4/26/2014	622,000	1,565,342	3,012,614
John Burtelow	20,000	6.6	8.78	15.00	3/16/2014	124,400	313,068	602,523
Tina Klocke	25,000	8.2	8.78	15.00	3/16/2014	155,500	391,335	753,153
Teresa Kroll	20,000	6.6	8.78	15.00	3/16/2014	124,400	313,068	602,523
Robert Scott Seay	20,000	6.6	8.78	15.00	3/16/2014	124,400	313,068	602,523

(1)	No SARS were granted to the Named Officers in fiscal 2004.

(2)

All options to these Named Officers in fiscal 2004 were granted under our 2002 Stock Incentive Plan. The percentage of total options is based on an aggregate of 304,234 options granted to employees in fiscal 2004. Shares vest at the rate of 25% per year over a four year period from the date of grant. Vesting of the options is accelerated upon the optionee’s disability or death and upon a change of control of the company (as defined in the option agreement) or upon a public offering of our common stock. Accordingly, all outstanding options vested and became exercisable upon completion of our initial public offering in November 2004. All option grants have a term of ten years but may terminate before their expiration dates if the optionee’s status as an employee is terminated. The option grants contained restrictions on transfer of the stock purchased upon exercise of the options, but such restrictions lapsed upon the completion of the public offering of our common stock.

(3)

With respect to the amounts disclosed in the column captioned “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term,” the 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission for illustrative purposes only and do not represent our estimate or projection of our future common stock prices. The dollar amounts under the columns represent the potential realizable value of each grant at the grant date market price of $15.00 per share of the underlying security and assumes appreciation at the indicated rate for the entire term of the option, and that the option is exercised at the exercise price and sold on the last day of the option term at the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)

The following table sets forth information with respect to each of our Named Officers concerning their unexercised options held on January 1, 2005. No options were exercised during fiscal 2004. All options listed became fully exercisable upon the completion of our initial public offering. The value of “in-the-money” stock options represents the positive spread between the exercise price of stock options and the fair market value of the underlying common stock on January 1, 2005. The closing market price of the underlying common stock on January 1, 2005 was $35.15.

	Options Exercised		Number of Securities Underlying Unexercised Options Held at January 1, 2005		Value of Unexercised, In-the-Money Options at January 1, 2005

Name	Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Maxine Clark	—	—	422,283	—	$12,501,216	$ —
Barry Erdos	—	—	100,000	—	2,637,000	—
John Burtelow	—	—	60,000	—	1,629,600	—
Tina Klocke	—	—	188,000	—	5,859,280	—
Teresa Kroll	—	—	60,000	—	1,629,400	—
Robert Scott Seay	—	—	65,000	—	1,716,650	—

(1)	No SARS were granted to the Named Officers in Fiscal 2004.

Equity Compensation Plan Information

        The following table summarizes information as of January 1, 2005 relating to the Company’s equity compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,039,408	$ 6.52	2,075,553
Equity compensation plans not approved by security holders	—	—	—

Total	1,039,408	$ 6.52	2,075,553

PERFORMANCE GRAPH

        The following performance graph compares the two month cumulative total stockholder return of the Company’s Common Stock, with the cumulative total return on the Russell 2000® Index and an SEC-defined peer group of companies identified as SIC Code 5600-5699 (the “Peer Group”). The Peer Group consists of companies whose primary business is the operation of apparel and accessory retail stores. Build-A-Bear Workshop is not strictly a merchandise retailer and there is a strong interactive, entertainment component to the Company’s business which differentiates it from retailers in the Peer Group. However, in the absence of any other readily identifiable peer group, we believe the use of the Peer Group is appropriate.

        The performance graph starts with the Company’s initial public offering on October 28, 2004 and ends on December 31, 2004, the last trading day prior to January 1, 2005, the end of the Company’s fiscal 2004. The graph assumes that $100 was invested on October 28, 2004 in each of the Company’s common stock, the Russell 2000® Index and the Peer Group, and that all dividends were reinvested.

        These indices are included only for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of the Common Stock. They are not intended to forecast possible future performance of the Common Stock.

Employment Agreements

        We have employment agreements with Maxine Clark, our Chief Executive Bear, Barry Erdos, our President and Chief Operating Officer Bear and our other Named Officers, as follows: Robert Scott Seay, Tina Klocke, Teresa Kroll and John Burtelow.

        Ms. Clark’s agreement has an initial term of five years from May 1, 2004 and renews from year-to-year thereafter. The agreement may be terminated by us prior to the end of the term upon death, disability, for cause (as defined in the agreement) or, following the initial term, without cause. Ms. Clark may terminate the agreement in the event we materially breach the agreement and fail to cure such breach within 30 days after notice thereof. If Ms. Clark terminates her employment for good reason (as defined in the agreement), or if we terminate her employment without cause after the initial term, we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amount received from a subsequent employer during such period. In the event that during the initial term the Company terminates Ms. Clark without cause in violation of the terms of the agreement, Ms. Clark will be entitled to damages in an amount not less than the sum of (i) the amount of base salary Ms. Clark would have been paid during the remainder of the initial term, and (ii) an amount equal to the bonus Ms. Clark would have earned during the initial term (but in no event less the average bonus paid to Ms. Clark during the two fiscal years immediately preceding such termination).

        As compensation for her services, Ms. Clark will receive an annual base salary of not less than $375,000, which will be reviewed annually and be commensurate with similarly situated executives with firms similarly situated to us. If Ms. Clark’s individualized performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If we exceed certain performance objectives, Ms. Clark will receive an annual bonus of not less than 250% of her annual salary for the current fiscal year as determined by the Compensation Committee of our Board of Directors. For subsequent fiscal years, Ms. Clark will be eligible for bonuses which, if achieved, will cause her to be our highest paid employee. Any bonus payable to Ms. Clark will be payable in cash, stock, stock options or a combination thereof. The Compensation Committee of our Board of Directors will determine the amount and form of the bonuses. Ms. Clark’s agreement also provides for a stock option award to purchase 36,234 shares of our stock pursuant to our 2002 stock incentive plan (or any successor plan). Ms. Clark will also receive an automobile allowance and such other perquisites and benefits as we may award her from time to time. The agreement also requires us to maintain life insurance on Ms. Clark in the amount of $2 million under which we are the beneficiary. In 2005, Ms. Clark has declined an increase in base pay despite achieving performance targets which otherwise would have entitled her to a base pay increase.

        Mr. Erdos’ agreement has an initial term of three years from April 26, 2004 and renews from year-to-year thereafter. The agreement may be terminated by us prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Mr. Erdos may terminate the agreement in the event we materially breach the agreement and fail to cure the breach after 30 days’ notice thereof. If Mr. Erdos terminates his employment for good reason (as defined in the agreement), we are obligated to continue his base salary for a period of 12 months after termination (unless termination occurs during the first twelve months of the agreement, in which case we will continue to pay his base salary for 24 months after termination), such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for his services, Mr. Erdos will receive an annual base salary of not less than $500,000, which rate will be reviewed annually by the Compensation Committee of our Board of Directors and will be commensurate for similarly situated executives with firms similarly situated to us. If Mr. Erdos’ individualized performance targets are achieved, his salary will be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If we exceed certain performance objectives for any fiscal year, Mr. Erdos will receive an annual bonus of not less than 60% of his annual base pay for such fiscal year, payable in either cash, stock, stock options or a combination thereof; provided that Mr. Erdos’ bonus for fiscal 2004 will not be less than $250,000. We also paid $150,000 to Mr. Erdos as a relocation allowance.

        We also entered into an incentive stock option agreement with Mr. Erdos pursuant to our 2002 stock option plan. Under the agreement, we granted Mr. Erdos the option to purchase up to 100,000 shares of our common stock for a period of 10 years, at the purchase price of $8.78 per share, subject to certain restrictions. However, these restrictions do not apply in the event we undergo a change of control or a public offering (as such terms are defined in the agreement). In the event Mr. Erdos desires to transfer his shares pursuant to a bona fide purchase offer, we have a right of first refusal to purchase any and all such shares.

        Ms. Klocke’s agreement has an initial term of three years from March 7, 2004 and renews from year-to-year thereafter. The agreement may be terminated by us prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Ms. Klocke may terminate the agreement in the event we materially breach the agreement or we relocate Ms. Klocke to a location more than 100 miles from St. Louis and fail to cure such breach after notice thereof. If we terminate Ms. Klocke’s employment without cause or if Ms. Klocke terminates her employment for good reason (as defined in the agreement), we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for her services, Ms. Klocke will receive an annual base salary at a rate not less than $190,000 which rate will be reviewed annually and be commensurate with similarly situated executives with firms similarly situated to us. If Ms. Klocke’s individualized performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If we exceed certain performance objectives agreed upon annually by Ms. Klocke and our Board of Directors, Ms. Klocke will receive an annual bonus of not less than 50% of her annual base salary, payable in either cash, stock, stock options or a combination thereof. Ms. Klocke’s agreement also provides for an award of options to purchase 163,000 shares of our stock pursuant to our 2000 stock option plan and any option agreements used in connection with the plan. For 2004, Ms. Klocke also has options to purchase an additional 25,000 shares pursuant to our 2002 stock option plan and any applicable option agreements.

        Ms. Kroll’s agreement has a term of one year from September 10, 2003 and renews from year-to-year thereafter. The agreement may be terminated by us prior to the end of the term upon death, disability, or for cause (as defined in the agreement) or without cause. Ms. Kroll may terminate the agreement in the event we materially breach the agreement and fail to cure such breach within 30 days after notice thereof. As compensation for her services, Ms. Kroll will receive an annual base salary at a rate not less than $185,000, which rate will be reviewed annually by the compensation committee of our Board of Directors and will be commensurate with similarly situated executives with firms similarly situated to us. If Ms. Kroll meets her individualized performance targets, Ms. Kroll’s salary must be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If we exceed certain performance objectives, Ms. Kroll will receive an annual bonus of not less than 35% of her annual salary, payable in cash, stock, stock options or a combination thereof. Ms. Kroll and our Board of Directors will determine the amount and form of the bonus. Under the agreement, we also paid Ms. Kroll a $10,000 signing bonus. Ms. Kroll’s agreement also provides for an award of options to purchase 20,000 shares of our stock pursuant to our 2000 stock option plan.

        Mr. Seay’s agreement has an initial term of three years from March 7, 2004 and renews from year-to-year thereafter. The agreement may be terminated by us prior to the end of the term upon Mr. Seay’s death, upon 30 days’ prior written notice for disability, or for cause (as defined in the agreement) or without cause. Mr. Seay may terminate the agreement in the event we materially breach the agreement, provided we do not cure the breach after notice thereof. If we terminate Mr. Seay’s employment without cause or Mr. Seay terminates his employment for good reason, we are obligated to continue his salary for a period of 12 months after termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for his services, Mr. Seay will receive an annual base salary of not less than $293,000, which rate will be reviewed annually by the compensation committee of our Board of Directors and will be commensurate for similarly situated executives with firms similarly situated to us. If Mr. Seay’s individualized performance targets are achieved, his salary will be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If we exceed certain performance objectives for any fiscal year, Mr. Seay will receive an annual bonus of not less than 50% of his annual base pay for such fiscal year, payable in either cash, stock, stock options or a combination thereof. Mr. Seay was also granted options to purchase 45,000 shares of our common stock pursuant to our 2000 stock option plan. For fiscal 2004, Mr. Seay was also granted options to purchase an additional 20,000 shares pursuant to our 2002 stock option plan.

        Mr. Burtelow was named Managing Director of Accounting and ceased being an Executive Officer, effective March 28, 2005. Mr. Burtelow’s agreement has a term of one year from July 9, 2001 and renews from year-to-year thereafter. The agreement may be terminated upon death, disability, for cause (as defined in the agreement) or without cause. Mr. Burtelow may terminate the agreement in the event we materially breach the agreement and fail to cure such breach after notice thereof. If we terminate Mr. Burtelow’s employment for any reason other than death, disability or for cause, we are obligated to continue his base salary after termination for the shorter of (1) six months or (2) the date on which Mr. Burtelow has obtained other employment. As compensation for his services, Mr. Burtelow will receive an annual base salary at a rate not less than $160,000, which rate will be reviewed annually by the compensation committee of our Board of Directors and will be commensurate with similarly situated executives with firms similarly situated to us. If Mr. Burtelow meets his individualized performance targets, Mr. Burtelow’s salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during the year preceding the increase. If we exceed certain performance objectives agreed upon annually by Mr. Burtelow and our Board of Directors, Mr. Burtelow will receive an annual bonus of not less than 35% of his annual salary, payable in either cash, stock options or a combination thereof. Mr. Burtelow and our Board of Directors will determine the amount and form of the bonus. Mr. Burtelow’s agreement also provides for an award of options to purchase 20,000 shares of our stock pursuant to our 2000 stock option plan.

        The agreements for each of our Named Officers provide that:

  for the term of the agreement and for three years thereafter, the employee may not become employed by or interested directly or indirectly in or associated with our competitors who are located within the United States or within any country where we have established a retail presence (except for Mr. Burtelow's and Ms. Kroll's agreements, which provides that they may not become employed by or interested directly or indirectly in or associated with our competitors who are located within 100 miles of any of our retail stores); and
  in the event of the employee's termination due to death, disability or his or her right to terminate due to our breach as provided in the agreement, he or she, or his or her beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks the employee was employed during the year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Officer Loans

        Pursuant to a restricted stock purchase agreement dated April 3, 2000 between the Company and Maxine Clark, our Chief Executive Bear, Ms. Clark purchased 274,815 shares of our common stock at $4.50 per share for a total purchase price of $1,236,667. Ms. Clark paid for the common stock with the proceeds of a loan from us evidenced by a secured promissory note which is supported by a pledge of the shares purchased. The loan bears interest at 6.60% per annum, and all principal and interest is payable on the maturity date. The largest aggregate amount of indebtedness outstanding at any time under this loan was $1,625,647, which was also the amount of indebtedness outstanding as of January 1, 2005. Recourse to Ms. Clark’s assets (other than the pledged shares) is limited. The loan is due in April 2005.

        Pursuant to a restricted stock purchase agreement dated September 19, 2001 between us and Tina Klocke, our Chief Financial Bear, Treasurer and Secretary, Ms. Klocke purchased 20,491 shares of our common stock at $6.10 per share for a total purchase price of $124,995. Ms. Klocke paid for the common stock with the proceeds of a loan from us evidenced by a secured promissory note which is supported by a pledge of the shares purchased. The loan bears interest at 4.82% per annum, and all principal and interest is payable on the maturity date. The largest aggregate amount of indebtedness outstanding at any time under the loan was $144,715, which was also the amount of indebtedness outstanding under the loan as of January 1, 2005. Our recourse under the note is limited to the pledged shares. The loan is due the earlier of September 2006 or 90 days following the termination of her employment with us.

Store Fixtures and Furniture

        We purchased fixtures for new stores and furniture for our corporate offices from NewSpace, Inc. (“NewSpace”). Robert Fox, the husband of Ms. Clark, our Chief Executive Bear, owns 100% of NewSpace. The total cost of these fixtures and furniture amounted to $2,839,900 in fiscal 2002, $2,705,900 in fiscal 2003 and $1,945,300 in fiscal 2004. We expect to continue to purchase store fixtures and furniture from NewSpace.

        We have established procedures for the review and pre-approval of all transactions between us and any of our Directors or executive officers. Pursuant to our Guidelines and Charters, any Director or executive officer intending to enter into a transaction with the Company must provide the Chair of the Nominating and Corporate Governance Committee with all relevant details of the transaction. The transaction will then be evaluated by the Nominating and Corporate Governance Committee to determine if the transaction is in our best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. Our Board of Directors has sought and obtained competitive bids for the related party transaction for purchase of store fixtures and furniture. Based upon the results of the competitive bid process and the Board’s analysis of the market, we believe that the terms negotiated by the Company with such related party are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party.

Leases

        We previously sublet a portion of the space for our corporate headquarters and adjacent web fulfillment site from NewSpace under a separate sublease agreement. Our sublease is subject to the terms and conditions of the prime lease between NewSpace and First Industrial Realty Trust. The sublease and the lease to which it relates have been renegotiated and we are now leasing this space directly from First Industrial Realty Trust effective as of January 1, 2005. Lease payments under this sublease amounted to $212,300 in fiscal 2002, $215,300 in fiscal 2003 and $98,800 in fiscal 2004.

        Until June 2003, we leased our retail store in Richmond Heights, Missouri from Hycel Partners I, L.P., an affiliate of Hycel Partners V, L.L.C., which at the time of our conversion to a corporation owned greater than 5% of our series A-2 and B-1 preferred stock. The mall in which our Richmond Heights, Missouri store is located was sold by Hycel Partners I, L.P. in June 2003 to General Growth Properties, Inc. Pursuant to the sale, our lease was assigned to General Growth Properties, Inc. Lease payments under this lease agreement amounted to $193,400 in fiscal 2002, $78,400 in fiscal 2003 and none in fiscal 2004. Subsequent to the Company’s initial public offering, Hycel Partners V, L.L.C. no longer owns in excess of 5% of any class of the Company’s capital stock. As a result, the affiliate of this stockholder is no longer considered a related party.

Real Estate Management

        We also have contracts for real estate consulting services, construction management services and facilities management services with Hycel Properties Co., an affiliate of Hycel Partners V, L.L.C. Under these contracts, we paid a total of $1,041,000 in fiscal 2002, $960,300 in fiscal 2003 and $800,100 in fiscal 2004. These figures include the cost of services, as well as amounts paid to Hycel Properties Co. as reimbursement for travel and other expenses incurred by Hycel Properties Co. under the contracts. We have continued doing business with Hycel Properties Co. However, subsequent to the Company’s initial public offering, Hycel Partners V, L.L.C. no longer owns in excess of 5% of any class of the Company’s capital stock. As a result, the affiliate of this stockholder is no longer considered a related party.

Design Services

        We paid $127,000 in fiscal 2002, $230,100 in fiscal 2003 and $431,100 in fiscal 2004 for design and other creative services to Adrienne Weiss Company. This entity is owned by Adrienne Weiss, who at the time of our conversion to a corporation held greater than 5% of our series C-3 preferred stock. We have a copyright assignment agreement with Ms. Weiss to secure our ownership rights in the works she creates on our behalf. We continue to do business with Adrienne Weiss Company. However, subsequent to the Company’s initial public offering, Adrienne Weiss no longer owns in excess of 5% of any class of the Company’s capital stock. As a result, the entity owned by this stockholder is no longer considered a related party.

PROPOSAL II. APPROVAL OF THE ANNUAL INCENTIVE PLAN

        The purpose of this proposal is to seek stockholder approval of the Company’s performance based Annual Incentive Plan (“Cash Plan”). The Cash Plan provides annual cash awards of performance based compensation to employees. The Cash Plan is being submitted to stockholders for approval under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), which imposes limits on the Company’s ability to deduct compensation paid to the executive officers listed in the Summary Compensation Table, who are “Covered Employees” as defined herein, unless certain requirements are met. The Cash Plan has been drafted to meet the law’s requirements that the material terms of performance based compensation be disclosed to and approved by a majority of stockholders prior to payment of the awards. Accordingly, the following discussion sets forth the material terms of the Cash Plan under which the Company intends to pay performance based annual incentive awards to employees, including Covered Employees. The discussion is qualified in its entirety by reference to the complete text of the Cash Plan document as set forth in Exhibit B.

        If the Cash Plan is not approved by stockholders the Cash Plan will not be effective with respect to Covered Employees.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ANNUAL INCENTIVE PLAN.

        GENERAL — The purpose of the Cash Plan is to provide an annual incentive whereby a significant portion of an employee’s compensation is based on his or her efforts in achieving specified performance objectives established for a given fiscal year. The Cash Plan is designed to attract, motivate and retain employees on a competitive basis in which total cash compensation levels are closely linked with accomplishment of the Company’s financial and strategic objectives.

        ADMINISTRATION — The Cash Plan is administered by the Compensation Committee of the Board of Directors (“Committee”), which has broad authority to administer and interpret the Cash Plan and its provisions as it deems appropriate. The Committee’s powers include authority, within the limitations set forth in the Cash Plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, to determine whether payment of an award will be made at the end of an award period, to determine whether an award or payment of an award should be reduced or eliminated, and, with respect solely to employees who are not Covered Employees, to determine whether an award or payment should be increased or whether to waive an objective or condition for earning awards.

        ELIGIBILITY — Participation in the Cash Plan is extended to employees of the Company as designated by the Committee. It is anticipated that approximately five Covered Employees, including the Company’s Chief Executive Bear, President and Chief Operating Officer Bear, Chief Financial Bear, Chief Marketing Bear and Chief Workshop Bear, will receive awards under the Cash Plan.

        ANNUAL INCENTIVE AWARDS — Cash Plan participants are eligible to receive cash incentive awards based on the attainment of specified performance objectives as determined in advance by the Committee. Actual incentive awards for Covered Employees are determined by the Committee as soon as practical after the end of the fiscal year.

        SPECIAL PROVISIONS FOR “COVERED EMPLOYEES” — The following provisions are designed to preserve the Company’s tax deduction with respect to awards paid to “covered employees.”

        Covered Employees

        A Covered Employee is defined as any executive officer of the Company who is a “covered employee” as defined in Section 162(m) of the Code and whom the Committee designates as a participant for a given fiscal year.

        Performance Criteria

        Annual incentive awards payable under the Cash Plan to Covered Employees are to be based solely on one or more of the following performance criteria: net retail sales, earnings (before and after taxes), earnings per share, comparable store sales, advertising related objectives, return on equity and asset management. Each of these performance criteria are to be specifically defined in advance by the Committee, and may include or exclude specified items of an unusual or nonrecurring nature.

        Maximum Compensation

        The maximum annual incentive award payable to a Covered Employee under the Cash Plan is not to exceed $3 million for any given fiscal year.

        Discretion

        No awards are to be paid to a Covered Employee under the Cash Plan if the applicable performance criteria are not achieved for a given fiscal year. If the applicable performance criteria are achieved for a given fiscal year, the Committee has full discretion to reduce or eliminate the annual incentive award otherwise payable for that year. Under no circumstances may the Committee use discretion to increase an annual incentive award payable to a Covered Employee.

        AMENDMENT AND TERMINATION — The Committee is empowered to amend or terminate the Cash Plan at any time, except that no amendment is to be made without prior approval of the Company’s stockholders which would materially: (1) modify the Plan’s eligibility requirements, (2) change the performance criteria applicable to employees, or (3) increase the maximum amount per year which may be paid to Covered Employees.

        PLAN BENEFITS — Awards under the Plan will be based on the Company’s future performance and are therefore not presently determinable. The bonus awards paid under the Plan for fiscal 2004 are set forth in the bonus column of the Summary Compensation Table at page 19. There were no other participants for fiscal year 2004.

PROPOSAL III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The firm of KPMG LLP served as the Company’s independent registered public accounting firm for the year ended January 1, 2005. The Audit Committee of the Board of Directors has appointed KPMG LLP to act in that capacity for the year ending December 31, 2005. A representative of KPMG LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

        Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of KPMG LLP as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain KPMG LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

Principal Accountant Fees

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal years ended January 1, 2005 and January 3, 2004, as well as fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2004	Fiscal 2003

Audit Fees (1)	$200,000	$100,000
Audit-Related Fees(2)	412,000	0
Tax Fees	0	0
All Other Fees(3)	95,975	0
Total Fees	$707,975	$100,000

(1)

Audit fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements and for reviews of the Company’s interim consolidated financial statements.

(2)	Audit-related fees consist of fees paid for professional services rendered in the preparation of a prospectus and comfort letter in connection with our October 2004 initial public offering.

(3)

All other fees represent fees paid for professional services related to the documentation of the Company’s internal control structure in preparation for compliance with the provisions of the Sarbanes-Oxley Act of 2002 for Fiscal 2005.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

        The Audit Committee Charter requires the Committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

STOCKHOLDER PROPOSALS

        Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as Directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or between January 19, 2006 and February 18, 2006, in the case of the 2006 annual meeting. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Stockholder proposals intended to be presented at the 2006 annual meeting must be received by the Company at its principal executive office no later than February 18, 2006 in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

CODE OF ETHICS

        The Company has adopted a Business Conduct Policy (“Code of Ethics”) which applies to all of its Directors, officers, and employees including the Company’s senior financial officers. A copy of the Code of Ethics is available in the “Corporate Governance” section of the Company’s Investor Relations website, which can be accessed at http://ir.buildabear.com. The Company will post any amendments to the Code of Ethics in the same section of the Company’s website.

        The Company has also adopted a Code or Ethics Applicable to Senior Executives (the “Senior Executive Code of Ethics”) which applies to its Chief Executive Officer and senior financial officers, among others. The Senior Executive Code of Ethics is available at the same location on the Company’s website and the Company intends to comply with the disclosure requirements under Item 10 or Form 8-K by posting such information on its website. The Code of Ethics and Senior Executive Code of Ethics are available in print to stockholders upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

OTHER MATTERS

        Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

ONLINE DELIVERY OF DOCUMENTS

        If you would like to receive next year’s proxy statement, Annual Report and all other stockholder information electronically, register at http://www.melloninvestor.com/isd. By electing to receive these materials electronically, you can save the Company the cost of producing and mailing these documents.

HOUSEHOLDING OF PROXY MATERIALS

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Build-A-Bear Workshop, Inc., Attention: Investor Relations, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

SOLICITATION OF PROXIES

        The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, Directors and employees, without special compensation for such activities.

By Order of the Board of Directors

Tina Klocke Chief Financial Bear and Secretary

April 7, 2005

EXHIBIT A

BUILD-A-BEAR WORKSHOP, INC.
CORPORATE GOVERNANCE GUIDELINES

1.

The Board is elected by stockholders to provide oversight and strategic guidance to senior management. The core responsibility of the Board is to exercise its fiduciary duty to act diligently and in the best interests of the Company’s stockholders and other constituencies. The Board selects and oversees the members of senior management, to whom the Board delegates the authority and responsibility for the conduct of the day-to-day operations of the Company.

2.

A majority of the Directors of the Company will be “independent directors,” as defined by the New York Stock Exchange. Annually, the Board of Directors will affirmatively determine that each independent Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has such a relationship with the Company. The Board will use the Independence Standards attached hereto [as Appendix 1] in making such independence determinations.

3.

All members of the Company’s Audit Committee shall meet the heightened independence criteria set forth [in Appendix 2] hereto, in addition to the general independence standards set forth in [Appendix 1].

4.

Directors are expected to attend a minimum of 75% of regularly scheduled Board (and, where applicable, committee) meetings each year, either in person or by conference telephone, and to review in advance the meeting materials provided for the meeting.

5.	Director compensation is reviewed periodically by the Nominating/Corporate Governance Committee. Director compensation is adjusted periodically based on competitive factors and other considerations.

6.

All Directors shall have the opportunity to confer individually with members of management and, when appropriate, with the Company’s independent advisors. The Board and the committees thereof shall have the right to retain, at Company expense, their own independent advisors when they deem such advisors necessary or appropriate, in the Board or committee’s sole discretion.

7.

The non-management Directors will meet in executive session, without management present, prior to each meeting of the Board of Directors. If any of the non-management Directors are not independent, the independent, non-management Directors shall meet at least once annually. The non-management Directors will select the Director who will preside at such executive sessions, and the name of that Director will be disclosed in the annual proxy statement, along with a method by which stockholders may communicate with such Director.

8.	Directors and candidates for election as Director may not stand for election or reelection after attaining the age of 70.

9.

The Board and each committee thereof will complete an annual performance self-evaluation and submit it to the Nominating and Corporate Governance Committee. Such evaluation will include a review of committee charters to determine whether any amendment of such charters would be appropriate.

10.	The Nominating and Corporate Governance Committee will oversee annual evaluations of the Board of Directors and management.

11.

Management, working with the Nominating and Corporate Governance Committee, will prepare an orientation process for new Directors, including background material on the Company and its business and, as appropriate, prepare additional continuing education sessions for Directors on matters relevant to the Company and its business.

12.

The Board is regularly briefed by the [Chairman of the Board/Chief Executive Officer] on Director and senior management succession planning. The entire subject of management development is discussed at these meetings, including Chief Executive Officer selection and performance review and policies regarding succession in the event of an emergency or the resignation, incapacity of retirement of the Chief Executive Officer.

13.

The Charters of the Audit, Compensation and Nominating and Corporate Governance Committees, the Business Conduct Policy and these Corporate Governance Guidelines will be included in the Company’s website.

14.	Directors, officers and employees are expected to observe and comply with the Company’s Business Conduct Policy and, where applicable, the Code of Ethics Applicable to Senior Executives.

Appendix 1 to Corporate Governance Guidelines

Build-A-Bear Workshop, Inc. Director Independence Standards

        In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Build-A-Bear Workshop, Inc. (the “Company”). The Board has established the following guidelines to assist it in determining Director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1.	The Director was not employed by the Company, and no immediate family member of the Director was employed by the Company as an executive officer, within the preceding three years;

2.

The Director was not affiliated with or employed by the Company’s independent auditor, and no immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s independent auditor, within the preceding three years;

3.

The Director was not employed by, and no immediate family member of the Director was employed as an officer by, another company for which any executive officer of the Company served as a member of such other company’s compensation committee within the preceding three years;

4.

Neither the Director, nor any member of the Director’s immediate family received during any of the Company’s last three fiscal years direct compensation in excess of $100,000 from the Company other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to the Company and compensation received by an immediate family member for service as a non-executive officer of the Company;

5.

If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with the Company, the annual sales to, or purchases from, the Company by such company in each of the last three fiscal years were less than the greater of 2% of the annual revenues of such company, or $1,000,000;

6.

If the Director is an executive officer of another organization which is indebted to the Company, or to which the Company is indebted, the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company the Director serves as an executive officer;

7.

If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to the Company, any member of the Company’s senior management or any immediate family member of a member of the Company’s senior management, the amount of such payments is less than the greater of 2% of such firm’s annual revenues or $1,000,000 during the Company’s current fiscal year;

8.

If the Director is a partner, principal or counsel in a law firm that provides professional services to the Company, the amount of payments for such services in each of the last three fiscal years is less than the greater of 2% of such law firm’s annual revenues, or $1,000,000;

9.

If the Director serves as an officer, director or trustee of a charitable organization to which the Company makes contributions: (i) the Company’s discretionary contributions to such organization are less than the greater of 2% of such organization’s total annual charitable receipts, or $1,000,000; (ii) the Company’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10.	The Director’s ownership of Company stock, direct or indirect, is less than 20% of the total outstanding Company stock;

11.	If the Director is affiliated with, or provides services to, an entity in which the Company has an ownership interest, such ownership interest is less than 20%; and

12.	Any other relationship between the Director and the Company not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of the Company.

        If any relationship exists between the Company and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

Appendix 2 to Corporate Governance Guidelines

[Heightened Independence Criteria for Audit Committee Members]

        Fees for service as a member of the Board of Directors or the Committees thereof are the only compensation which members of the Audit Committee may receive from the Company. Audit Committee members may not receive any fees for services as a consultant or legal or financial advisor. Disallowed compensation includes compensation paid to a Director’s spouse, minor children or stepchildren, or children or stepchildren sharing a home with the Director. Disallowed compensation also includes compensation paid to a firm in which a Director is a partner, member or executive officer or other officer holding a similar position, and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or a subsidiary, even if the Director is not the actual service provider.

        No member of the Audit Committee may be an “affiliated person” of the Company or any subsidiary, as such term is defined by the SEC.

EXHIBIT B

BUILD-A-BEAR WORKSHOP, INC.
ANNUAL INCENTIVE PLAN

I.     PURPOSE

        The purpose of the Build-A-Bear Workshop, Inc. Annual Incentive Plan is to provide a cash incentive program for selected employees which is based upon specific performance criteria established for a given Fiscal Year. In particular, this program is designed to (a) provide an incentive whereby a significant portion of such employees’ Fiscal Year compensation is based on their efforts in achieving the performance objectives of the Company and/or its subsidiaries or divisions, and (b) attract, motivate and retain employees on a competitive basis in which total compensation levels are closely linked to the accomplishment of the Company’s financial and strategic objectives.

II.     DEFINITIONS

        The following words shall have the following meanings unless the context clearly requires otherwise:

        A.    “Annual Incentive Award” or “Award” means the amount of compensation payable to a Participant under the Program.

        B.    “Board of Directors” means the Board of Directors of Build-A-Bear Workshop, Inc.

        C.    “Committee” means the Compensation Committee of the Board of Directors of Build-A-Bear Workshop, Inc. which is comprised solely of three or more members who are outside directors as defined within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        D.    “Company” means Build-A-Bear Workshop, Inc., a Delaware corporation.

        E.    “Covered Employee” means any executive officer of the Company who is a “covered employee” as defined in Section 162(m) of the Code, and whom the Committee designates as a Participant for a Fiscal Year.

        F.    “Fiscal Year” means the fiscal year of the Company which is currently the 52 or 53 week period ending on the Saturday nearest December 31 in each year.

        G.    “Participant” means an employee of the Company whom the Committee designates to receive an Award for a Fiscal Year.

        H.    “Program” means this Build-A-Bear Workshop, Inc. Annual Incentive Plan.

        I.    “Subsidiary” means any corporation more than 50% of whose stock is owned directly or indirectly by the Company.

III.     ELIGIBILITY

        Participation in the Program shall be limited to those employees of the Company as the Committee shall determine. Additions or deletions to the Program during a Fiscal Year shall be made only in the event of an unusual circumstance, such as a promotion or new hire.

IV.     DETERMINATION OF ANNUAL INCENTIVE AWARDS

        Awards to Participants for any Fiscal Year or portion thereof shall be based upon the accomplishment of specific performance objectives established by the Committee. Awards for any Fiscal Year to Participants who are Covered Employees shall be based upon the accomplishment of specific performance objectives established by the Committee no later than 90 days after the beginning of such Fiscal Year. The Committee shall establish performance objectives for Covered Employees based on one or more of the following criteria: net retail sales, earnings, earnings per share, comparable stores sales, advertising related objectives, pre-tax earnings and net income, return on equity and asset management. Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. Each of the performance criteria for Covered Employees is to be specifically defined in advance by the Committee and may include or exclude specified items of an unusual, non-recurring or extraordinary nature. No Award shall be paid to any Covered Employee if the applicable performance objective(s) are not achieved or if the Program is not approved by stockholders of the Company. In no event shall the total amount of an Award paid to any Covered Employee in any Fiscal Year exceed $3 million.

        Subject to the limitations below, Awards for Participants shall be determined and paid pursuant to the terms established by the Committee. With respect to Participants who are Covered Employees, Annual Incentive Awards for each Fiscal Year shall be determined by the Committee as soon as practicable after the Fiscal Year. The Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of any Awards payable to such Covered Employees. Annual Incentive Awards to such Covered Employees may be denied or adjusted downward by the Committee as, in the Committee’s sole judgment, is prudent based upon its assessment of the Covered Employee’s performance and the Company’s performance during the Fiscal Year.

V.     TIME FOR PAYMENTS

        Unless earlier payment is otherwise specified, Awards will be paid in a lump sum by March 15 following the end of each Fiscal Year.

VI.     ADMINISTRATION OF THE PROGRAM

        The overall administration and control of the Program, including final determination of Awards to each Participant, is the responsibility of the Committee.

VII.     VESTING

        A Participant must be in the employ of the Company or a Subsidiary through the last day of the Fiscal Year with respect to which an Annual Incentive Award is granted (or, in the case of an Award which is granted with respect to a period other than the Fiscal Year, through the last day of such period) in order to be considered for the payment of such an Award by the Committee. He or she must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section VII) be an employee of the Company or a Subsidiary on the date the award is payable pursuant to Section V hereof. Subject to Section IV, the final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee. Subject to Section IV, and in accordance with this Section VII, in the event a Participant terminates or is terminated by the Company or a Subsidiary, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be paid, and, if so, the amount of such payment.

VIII.     AMENDMENT OR TERMINATION

        The Program may be amended or terminated at any time by action of the Committee; provided, however, that unless the stockholders of Build-A-Bear Workshop, Inc. shall have first approved thereof, no amendment of the Program shall be effective which would increase the maximum amount which can be paid to a Covered Employee under the Program, which would change the specified performance objectives for payment of Awards, or which would modify the requirements as to eligibility for participation in the Program.

IX.     MISCELLANEOUS

        A.    All payments under the Program shall be made from the general assets of the Company or a Subsidiary. To the extent any person acquires a right to receive payments under the Program, such right shall be no greater than that of an unsecured general creditor of the Company or Subsidiary.

        B.    Nothing contained in the Program and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a Subsidiary and any other person.

        C.    No amount payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

        D.    Nothing contained in the Program shall be construed as conferring upon any Participant the right to continue in the employ of the Company or a Subsidiary nor to limit the right of his or her employer to discharge him or her at any time, with or without cause.

        E.    The Program shall be construed and administered in accordance with the laws of the State of Missouri.

        Approved by the Compensation Committee of the Board of Directors effective as of January 1, 2005.

EXHIBIT C

BUILD-A-BEAR WORKSHOP, INC.
AUDIT COMMITTEE CHARTER

I.    PURPOSE

        The Audit Committee (the “Committee”) shall aid the Board of Directors in undertaking and fulfilling its oversight responsibilities with regard to:

  the integrity of the Corporation’s financial statements;
  the Corporation’s compliance with legal and regulatory requirements;
  the qualifications and independence of the Corporation’s independent auditors; and
  the performance of the Auditors and the Corporation’s internal audit function.

        The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Corporation’s financial statements and internal controls rests with the Corporation’s management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Corporation’s management and internal auditors and the Auditors. Recognizing these inherent limitations on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Corporation’s financial reporting process and internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Corporation’s internal auditors and financial management and the Auditors.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, as defined in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Act”) and the rules of any national securities exchange on which the Corporation’s shares may be listed from time to time, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate, as defined in the rules of any national securities exchange on which the Corporation’s shares may be listed from time to time, and shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an “audit committee financial expert” as defined in Regulation S-K, Item 401(h) under the Act. If a Committee member simultaneously serves on the audit committees of more than two other public companies, the Board of Directors must determine that such simultaneous service does not impair the ability of such Committee member to effectively serve on the Committee and such determination must be disclosed in the Corporation’s annual proxy statement.

        The members of the Committee shall be recommended by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting of the Board to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times per year or more often as the Committee deems appropriate or as circumstances dictate. As part of its job to foster open communication, the Committee should meet separately in executive session, at least quarterly, with management, the Auditors and the Corporation’s internal auditors to discuss any matters that the Committee or any of these groups believe should be discussed privately.

        Additional meetings may be held at such other times as shall be reasonably requested by the Chair of the Board, the Chair of the Committee, the Auditors or the Corporation’s financial management. Members of the Committee may participate in meetings by means of teleconference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting. The Committee may also act as otherwise permitted by law or the Company’s Bylaws.

        The Committee shall have complete access to management. At the invitation of the Committee Chair, meetings of the Committee may be attended by the Chair of the Board, the Chief Executive Bear, the Chief Financial Bear, the Chief Operating Bear and the Controller, representatives of the Auditors and other persons as are appropriate to matters under consideration.

IV.    AUTHORITY, RESPONSIBILITIES AND DUTIES

        The Committee shall have the resources and authority to exercise all powers with respect to discharging its duties and responsibilities, including full access to the Corporation’s employees and officers and internal or external advisors or consultants. If in the course of fulfilling its duties the Committee wishes to consult with outside legal, accounting or other advisors, the Committee may retain these advisors without seeking the approval of the Board of Directors or management. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, compensation to any advisors employed by the Committee and ordinary administrative expenses of the Committee.

        As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose.

        The Committee shall have complete access to management and employees and may request any officer or employee of the Corporation or the Corporation’s outside counsel or Auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

        Without limiting the generality of the foregoing, the authority, duties and responsibilities of the Committee shall include the following:

Independent Accountants

1.

The Committee shall be solely and directly responsible for the appointment, compensation and retention of the Auditors and for oversight of the work of the Auditors (including resolution of disagreements between management and the Auditors) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The Auditors shall report directly to the Committee.

2.

The Committee shall evaluate, at least annually, the qualifications, performance and independence of the Auditors. In conducting such review, the Committee shall obtain and review a report by the Auditors describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (3) all relationships between the Auditors and the Corporation that might bear on the Auditors’ independence, including the impact of any non-audit services provided by the Auditors. This evaluation shall confirm that the firm is registered with the Public Company Accounting Oversight Board as and when such registration is required, shall include the review and evaluation of the lead partner of the Auditors and shall be designed to ensure the rotation of partners and the non-participation of specific former Corporation officers or employees, all in accordance with SEC rules and the securities laws. The Committee shall also obtain and discuss the written disclosures and letter from the Auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and assurances from such firm that its compensation policies comply with applicable SEC regulations. In addition, the Committee shall consider the advisability of regularly rotating the Auditors in order to maintain the independence between the Auditors and the Corporation. In making this evaluation, the Committee should take into account the opinions of management and the Corporation’s internal auditors.

3.

The Committee shall set clear hiring policies with management regarding the hiring of any current or former employees of the Auditors, or any prior independent public accountant, who participated in any capacity in the audit of the Corporation, to address conflicts of interest and pressures that may exist for employees of the Auditor that may be seeking or at some point seek employment with the Corporation.

4.

The Committee shall pre-approve any audit or permissible non-audit engagement or relationship between the Corporation and the Auditors, including the fees to be paid therefor. The Committee shall establish guidelines for the retention of the Auditors for any permissible non-audit services and to assure that the Auditors do not provide any prohibited non-audit services to the Corporation. In determining whether to engage the Auditors for any permitted non-audit services, the Committee shall consider whether or not the provisions of such non-audit services is compatible with maintaining the independence of the Auditors. The Committee may establish pre-approval policies and procedures for the engagement of the Auditors, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service, and the policies and procedures do not result in a delegation of the Committee’s responsibilities to management. The Committee hereby delegates to the Chair the authority to approve in advance all audit or permitted non-audit services to be provided by the Auditors. The Chair shall provide a report to the full Committee at the next regularly scheduled meeting of all services approved pursuant to such delegation.

5.

The Committee shall meet with the Auditors and the Corporation’s financial management prior to the audit to review its proposed scope, the scope of the quarterly reviews, the procedures to be followed in conducting the audit and reviews and the major risk factors considered by the Auditors in determining the scope of the audit.

        Financial Statements and Disclosure Matters

6.

The Committee shall review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the Auditors, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Corporation’s financial statements. In addition, the review shall include the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the report. Based on the annual review and if deemed appropriate, the Committee shall recommend to the Board of Directors inclusion of the financial statements in the Annual Report on Form 10-K.

7.

The Committee shall review and discuss with management and the Auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies.

8.

The Committee shall, prior to issuance of an audit report and otherwise as deemed appropriate, review and discuss reports from the Auditors on: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors; and (3) other material written communications between the Auditors and management, such management representation letters, schedules of unadjusted differences,, reports on observations and recommendation on internal controls, listings of adjustments and reclassifications not recorded, the engagement letter and the independence letter.

9.

The Committee shall discuss with management the Corporation’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may consist of a general discussion of the types of information to be disclosed and the types of presentations to be made.

10.

The Committee shall discuss with management and the Auditors the effect on the Corporation’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

11.

The Committee shall discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

12.

The Committee shall review with the Auditors any audit problems or difficulties and management’s response, including, but not limited to (1) any restrictions on the scope of the Auditors’ activities, (2) any restriction on the access of the Auditors to requested materials, (3) any significant disagreements with management, (4) any audit differences that were noted or proposed by the Auditors but for which the Corporation’s financial statements were not adjusted (as immaterial or otherwise), (5) any communications between the audit team and the Auditors’ national office respecting auditing or accounting issues presented by the engagement, and (6) any “management” or “internal control” letter issued, or proposed to be issued, by the Auditors. The Committee will resolve any disagreements between the Auditors and management regarding financial reporting.

13.

The Committee shall discuss at least annually with the Auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 — Communication with Audit Committees, as amended by SAS 90, and as may be further modified or supplemented.

14.	The Committee shall prepare the Committee report that the SEC requires to be included in the Corporation’s annual proxy statement and review the matters described in such report.

        Financial Reporting Process

15.

The Committee shall review and discuss with the Chief Executive Bear and Chief Financial Bear: (1) any significant deficiencies or material weaknesses in the design or operation of the Corporation’s internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize or report financial information; (2) any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting; (3) any changes in the Corporation’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting; (4) any special audit steps adopted in light of material control deficiencies; and (5) their report regarding the effectiveness of the Corporation’s disclosure controls and procedures and internal control over financial reporting.

16.

The Committee shall review and discuss with the Chief Executive Bear and Chief Financial Bear how they are meeting their obligations with respect to the certification process for the Form 10-K and Form 10-Q and review their evaluations of the Corporation’s disclosure controls and procedures.

17.

The Committee shall obtain annually a report from the Auditors, with attestation, regarding management’s assessment of the effectiveness of the internal control structure and procedures for financial reporting.

18.

The Committee shall approve the annual audit plan, charter, responsibilities and staffing of the Internal Audit Department, including the appointment and replacement of the senior internal audit executive.

19.

The Committee shall review annually with the Auditors and the Director, Internal Audit the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

20.	The Committee shall receive regular reports of major findings by internal auditors and how management is addressing the conditions reported.

        Miscellaneous

21.	The Committee shall review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

22.

The Committee shall oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may be subsequently delegated to the Committee by the Board of Directors, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

23.

The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting, internal controls or auditing matters. The Committee shall review any significant complaints or concerns regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

24.

The Committee shall report regularly to the Board of Directors with respect to any issue that arise with respect to the quality or integrity of the Corporation’s financial statement, the Corporation’s compliance with legal or regulatory requirements and the performance and independence of the Auditors.

25.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

26.	The Committee shall conduct an annual self-evaluation of its performance.

27.	The Committee shall perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

PROPOSAL 1. ELECTION OF DIRECTORS

FOR ☐ WITHHELD FOR ALL ☐

Nominees:
01 Maxine Clark
02 Louis Mucci
03 Mary Lou Fiala

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

____

PROPOSAL 2. APPROVAL OF ANNUAL INCENTIVE PLAN

FOR ☐ AGAINST ☐ ABSTAIN ☐

PROPOSAL 3. APPOINTMENT OF INDEPENDENT ACCOUNTANTS

FOR ☐ AGAINST ☐ ABSTAIN ☐

Signature ____________________ **Signature** ____________________ **Date** __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ **FOLD AND DETACH HERE** ▲

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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
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If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at http://ir.buildabear.com in the financial reports section.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUILD-A-BEAR WORKSHOP, INC.

The undersigned hereby appoints Chairman and Chief Executive Bear Maxine Clark and Chief Financial Bear, Treasurer and Secretary Tina Klocke, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Build-A-Bear Workshop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

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